UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 4, 2014

(Date of earliest event reported)

CTD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-25466	59-3029743
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14120 N.W. 126th Terrace Alachua, Florida	32615 (Zip Code)
(Address of Principal Executive Offices)

(386) 418-8060
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 4, 2014, the Board of Directors of the Registrant promoted Jeffrey L. Tate to Chief Executive Officer, following the retirement of C.E. Rick Strattan from that position. Dr. Tate will hold the titles of President and Chief Executive Officer. Mr. Strattan will remain on the Board of Directors and will become Executive Chairman. Dr. Tate has been a member of the Registrant’s Board of Directors since 2010 and previously held the title of President. All material plans, contracts or arrangements to which Dr. Tate is a party were described in the Registrant’s most recent Annual Report on Form 10-K.

A copy of the press release issued by the Registrant announcing these changes is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of CTD Holdings, Inc. dated July 9, 2014

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTD HOLDINGS, INC.

By:	/s/ Jeffrey L. Tate
Name:	Jeffrey L. Tate
Title:	Chief Executive Officer

Date: July 9, 2014